Exhibit  16



                                                    PriceWaterhouseCoopers, LLP
                                                    Ten  Almaden  Bouelvard
                                                    Suite  1600
                                                    San  Jose  CA  95113



November 26, 2002


Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  DC  20549

Commissioners:

We have read the statements made by Appiant Technologies, Inc (copy attached), which we understand has been filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated November 13, 2002. We agree with the statements concerning our Firm in such Form 8-K except that the date of our resignation as auditors was November 12, 2002. Additionally, PwC has informed the Company that it's report on the Company's 2001 financial statements can no longer be relied upon due to an error in the accounting for certain warrants attached to convertible debentures.

Very  truly  yours,

/s/  PriceWaterhouseCoopers,  LLP



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